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                                                                    Exhibit 32.1


                    Certification Pursuant to 18 U.S.C.ss.1350

                  In connection with the filing with the United States Securities and Exchange Commission of BBJ Environmental Technologies, Inc.'s (the "Company") Quarterly Report on Form 10-QSB for the period ended June 30, 2003 (the "Report"), the undersigned, the Executive Chairman, acting Chief Executive Officer of the Company, hereby certifies in my capacity as an officer of the Company, that:

         (1) the Report fully complies with the requirements of ss.13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                  The above certification is given as of the date of the Report and is limited to the periods covered by the Report.

                  IN WITNESS WHEREOF, the undersigned have executed this Certificate on August 14, 2003.





                              By: /s/ Robert G. Baker
                                  ---------------------------------------------
                                  Robert G. Baker, Executive Chairman, acting
                                     Chief Executive Officer




         A signed original or this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission of its staff upon request.